Exhibit 99.1

Photronics Reports Second Quarter 2026 Results
BROOKFIELD, Conn. May 28, 2026 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its second quarter of fiscal year 2026 ended May 3, 2026.
Commenting on the second quarter performance, Chairman and CEO George Macricostas said, “Photomask market dynamics reflect a mix of supportive long-term drivers and several temporary headwinds. In the near term, certain design releases have been delayed due to elevated fab utilization rates, which are extending new product launch timelines, memory supply constraints and related cost pressures for OEMs, and geopolitical uncertainty. The underlying long-term demand environment remains strong as we advance our investments in the U.S. and Korea to strengthen our position at the high end of the market over the coming years.”
Second Quarter Fiscal 2026 Results
•	Revenue was $209.9 million, down 0.5% year-over-year and down 6.7% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $31.4 million, or $0.54 per diluted share, compared with $8.9 million, or $0.15 per diluted share, in the second quarter of 2025 and $42.9 million, or $0.74 per diluted share, in the first quarter of 2026.

•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $24.9 million, or $0.42 per diluted share, compared with $24.3 million, or $0.40 per diluted share in the second quarter of 2025 and $35.7 million, or $0.61 per diluted share, in the first quarter of 2026.

•	IC revenue was $147.5 million, a decrease of 5% year-over-year and a decrease of 11% sequentially.
•	FPD revenue was $62.4 million, an increase of 13% year-over-year and an increase of 4% sequentially.
•	Cash, cash equivalents and short-term investments at the end of the quarter were $637.7 million, of which $477.3 million was associated with our Joint Ventures, of which we own 50.01%.
•	Cash generated from operating activities was $47.0 million, and cash invested in organic growth through capital expenditures was $45.8 million.

Third Quarter Fiscal 2026 Guidance

For the third quarter of fiscal 2026, Photronics expects:

•	Revenue to be between $207 million and $215 million,
•	Operating margin to be between 18% and 20%, and
•	Non-GAAP diluted EPS attributable to Photronics, Inc. shareholders to be between $0.39 and $0.45 per share.

Earnings Conference Call and Webcast

An earnings conference call and webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on May 28, 2026. The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click Conference Registration. It is suggested that participants register fifteen minutes prior to the call's scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks, which are high precision photographic quartz or glass plates that contain microscopic images of electronic circuits. Photomasks are a key element in the manufacture of ICs and FPDs and are used as masters to transfer circuit patterns onto semiconductor wafers and FPD substrates. Founded in 1969, Photronics has been a trusted photomask supplier for over 56 years. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2025 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders are "non-GAAP financial measures" as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

Totals presented may not sum due to rounding.

For Further Information:
Ted Moreau
VP, Investor Relations
tmoreau@photronics.com

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	May 3,	February 1,	May 4,	May 3,	May 4,
	2026	2026	2025	2026	2025

Revenue	$209,940	$225,066	$210,992	$435,006	$423,130

Cost of goods sold	144,183	146,364	133,086	290,547	269,689

Gross Profit	65,757	78,702	77,906	144,459	153,441
Gross margin %	31.3%	35.0%	36.9%	33.2%	36.3%

Operating Expenses:

Selling, general and administrative	20,756	21,311	18,099	42,067	37,201

Research and development	2,822	2,588	4,090	5,410	8,346

Total Operating Expenses	23,578	23,899	22,189	47,477	45,547

Other operating Income	-	56	-	56	-

Operating Income	42,179	54,859	55,717	97,038	107,894
Operating Margin %	20.1%	24.4%	26.4%	22.3%	25.5%

Other income (expense), net	11,677	19,673	(25,786)	31,350	(805)

Income Before Income Tax Provision	53,856	74,532	29,931	128,388	107,089

Income tax provision	10,606	14,355	5,714	24,961	24,615

Net Income	43,250	60,177	24,217	103,427	82,474

Net income attributable to noncontrolling interests	11,821	17,238	15,356	29,059	30,762

Net income attributable to Photronics, Inc. shareholders	$31,429	$42,939	$8,861	$74,368	$51,712

Earnings per share attributed to Photronics, Inc. shareholders:

Basic	$0.54	$0.74	$0.15	$1.28	$0.84

Diluted	$0.54	$0.74	$0.15	$1.27	$0.84

Weighted-average number of common shares outstanding:

Basic	58,123	57,794	60,793	57,959	61,443

Diluted	58,745	58,390	60,974	58,568	61,817

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	May 3, 2026	October 31, 2025

Assets

Current assets:
Cash and cash equivalents	$511,490	$492,256
Short-term investments	126,177	95,909
Accounts receivable	188,951	195,921
Inventories	67,826	61,767
Other current assets	49,482	44,199

Total current assets	943,926	890,052

Property, plant and equipment, net	927,936	854,436
Other assets	58,964	60,046

Total assets	$1,930,826	$1,804,534

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$11	$11
Accounts payable and accrued liabilities	186,954	165,862

Total current liabilities	186,965	165,873

Long-term debt	3,853	13
Other liabilities	46,547	41,341

Equity:
Photronics, Inc. shareholders' equity	1,241,250	1,173,589
Noncontrolling interests	452,211	423,718
Total equity	1,693,461	1,597,307

Total liabilities and equity	$1,930,826	$1,804,534

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Six Months Ended
	May 3, 2026	May 4, 2025

Cash flows from operating activities:
Net income	$103,427	$82,474
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	39,812	40,386
Share-based compensation	6,576	6,710
Changes in operating assets, liabilities and other	(5,531)	(19,651)

Net cash provided by operating activities	144,284	109,919

Cash flows from investing activities:
Purchases of property, plant and equipment	(93,436)	(95,749)
Purchases of short-term investments	(105,831)	(27,689)
Proceeds from maturities of short-term investments	71,789	41,482
Proceeds from sales of short-term investments	7,093	-
Government incentives	2,567	1,166
Other	(72)	(57)

Net cash used in investing activities	(117,890)	(80,847)

Cash flows from financing activities:
Repayments of debt	(5)	(17,966)
Common stock repurchases	-	(76,682)
Proceeds from share-based arrangements	1,216	1,583
Net settlements of restricted stock awards	(1,632)	(2,007)

Net cash used in financing activities	(421)	(95,072)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	(6,722)	(1,697)

Net increase (decrease) in cash, cash equivalents, and restricted cash	19,251	(67,697)
Cash, cash equivalents, and restricted cash, beginning of period	495,113	601,243

Cash, cash equivalents, and restricted cash, end of period	514,364	533,546

Less: Ending restricted cash	2,874	2,838

Cash and cash equivalents at end of period	$511,490	$530,708

PHOTRONICS, INC.

Reconciliation of U.S. GAAP to non-GAAP:
Net income and diluted earnings per share attributable to Photronics, Inc. shareholders
(in thousands, except per share amounts)
(Unaudited)

	Three Months ended
	May 3, 2026	February 1, 2026	May 4, 2025

U.S. GAAP net income attributable to Photronics, Inc. shareholders	$31,429	$42,939	$8,861
FX (gain) loss	(7,869)	(12,865)	31,111
Estimated tax effects of FX (gain) loss	629	2,553	(8,337)
Estimated noncontrolling interest effects of above	739	3,032	(7,376)

Non-GAAP net income attributable to Photronics, Inc. shareholders	$24,928	$35,659	$24,259

Weighted-average number of common shares outstanding - Diluted	58,745	58,390	60,974

U.S. GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.54	$0.74	$0.15
Effects of non-GAAP adjustments above	(0.12)	(0.13)	0.25
Non-GAAP diluted earnings per share attributable to Photronics, Inc. shareholders	$0.42	$0.61	$0.40